SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

            Spectrum Control, Inc.
            (Name of Registrant as Specified In Its Charter)

            John P. Leemhuis, Jr., Esq.
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


1. Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               Proxies

1)   Amount Previously Paid:
     Remitted to Lock Box in Pittsburgh, PA
2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                     SPECTRUM CONTROL, INC.
                      6000 West Ridge Road
                   Erie, Pennsylvania  16506


NOTICE OF ANNUAL SHAREHOLDER MEETING
APRIL 1, 1996

SPECTRUM CONTROL, INC.


To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Spectrum Control, Inc. will be held at the Bel-
Aire Hotel, 2800 West Eighth Street, Erie, Pennsylvania 16505, on
Monday, April 1, 1996, at 9:00 a.m., prevailing time, for the following purposes:

          1. To elect two Directors to hold office for a term of three years.

          2.   To approve the adoption of the 1996 Non-Employee
          Directors Stock Option Plan.

          3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

          4. To transact such other business as may come before the meeting or any adjournment thereof.

Accompanying this Notice is a Form of Proxy and Proxy Statement.

Shareholders of the Company of record at the close of business on February 20, 1996, are entitled to notice and the right to vote at the Annual Meeting. Each holder of shares of Common Stock is entitled to one (1) vote per share.

ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING OR TO VOTE BY
PROXY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE
REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED ENVELOPE.

                         By Order of the Board of Directors


                         JAMES F. TOOHEY, Secretary

You are urged, whether you own one or many shares, to mark, date, sign and promptly mail the enclosed Proxy in the enclosed envelope in order that your Company receives enough proxy vote returns to conduct its annual meeting.

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 1, 1996

SOLICITATION OF PROXY

     This Proxy Statement will be mailed to all Shareholders of Spectrum Control, Inc., 6000 West Ridge Road, Erie, Pennsylvania 16506 ("Spectrum", "the Corporation" or "the Company") by March 1, 1996, and is furnished in connection with the Directors' solicitation of proxies for the Annual Meeting of Shareholders to be held on April 1, 1996 at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Only holders of Common Stock of record at the close of business on February 20, 1996, will be entitled to vote. On that date there were 10,718,900 shares of Common Stock outstanding, the holders of which will vote together as a class.

     Each share of Common Stock entitles the holder thereof to one (1) vote. With respect to the election of Directors, Shareholders have the right to vote cumulatively. This means that each Shareholder may multiply the number of shares he owns by the number of Directors to be elected and distribute this number among any number or all of the candidates in any manner he desires. Cumulative voting enables Shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of Directors being voted upon; persons holding less than a majority of shares voting may thereby be able to elect one or more Directors.


REVOCATION OF PROXY

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy desire, and the person giving the proxy has the power to revoke the same at any time before it has been exercised. This right of revocation is not limited nor is it subject to any formal procedure.


ANNUAL REPORT

     The Annual Report of the Company for the year ended November
30, 1995, is being mailed to Shareholders concurrently with this Proxy Statement.

CORPORATE GOVERNANCE

     The By-Laws of the Corporation provide that the business shall be managed by a Board of Directors, up to eleven (11) in number, who need not be residents of Pennsylvania or Shareholders of the Corporation, and who normally serve for terms of three (3) years each. The Company presently has eight (8) Directors.

     During the past fiscal year, the Board of Directors met nine times. All Directors attended more than 90% of the Board of Directors and Committee Meetings they were scheduled to attend.

     Because of the multitude of matters requiring Board consideration, the Board of Directors has established a number of committees to devote attention to specific subjects, as further described below.

          COMMITTEES OF THE BOARD

          ACQUISITION AND DIVESTITURE COMMITTEE: This committee reviews and recommends to the Board matters involving acquisition of companies and product lines, and divestiture of plant and/or product lines. The members of this committee are John L. Johnston, Chairman; Edwin R. Bindseil; Melvin Kutchin; and Gerald A. Ryan. It met two times in 1995.

          AUDIT COMMITTEE: The Audit Committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company. It also recommends the fee to be paid by the Company to the Auditors for audit and non-audit services. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of the Company's internal audit and control procedures. The members of the Audit Committee are: John M. Petersen, Chairman; John P. Leemhuis, Sr. and Gerald A. Ryan. It met four times in 1995.

          COMPENSATION COMMITTEE: The Compensation Committee shall review and make recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the President and other key employees; recommend to the Board the amount and method of compensation of Board members; and review annually the operation and performance of incentive compensation plans that apply to the President and other key employees of the Company. The members of this committee are James F. Toohey, Chairman; Edwin R. Bindseil; John M. Petersen and Gerald A. Ryan. It met four times in 1995.

          FINANCE COMMITTEE: The Finance Committee of the Board of Directors has the responsibility of analysis of the financial condition and trends of the Company. The Committee reports the information to the full Board for possible resolution or action. Included as specific responsibilities of this Committee are: ratifying and approving all financial projections, forecasts and expectations that are intended for submission to banks, financial institutions or the public. The members of this Committee are John P. Freeman, Chairman; Edwin R. Bindseil; John L. Johnston; John M. Petersen and Gerald A. Ryan. It met eight times in 1995.

          NOMINATING COMMITTEE: This Committee has the responsibility for recommending to the Board of Directors nominees to fill Board vacancies. The Nominating Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board recommendations for the membership of the Committees of the Board, and recommending to the Board a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise. The Committee will consider nominees recommended by management or shareholders, and such recommendations, together with appropriate biographical information, may be delivered in writing to the attention of the Nominating Committee Chairman at the Company's principal executive offices. The members of this Committee are John P. Leemhuis, Sr., Chairman; John L. Johnston and James F. Toohey. It met two times in 1995.


ELECTION OF DIRECTORS

     The Company presently has eight (8) Directors. It is intended that the proxies given to Directors will be used to elect the two (2) nominees named below, both of whom are now members of the Board of Directors and whose present terms expire at the time of this meeting.
                                   First                    Term
                                   Elected                  to
Name                  Age          Director     Term        End

Edwin R. Bindseil     65           1991         3 yrs.      1999
John P. Freeman       41           1991         3 yrs.      1999

The terms of the following five (5) Directors extend beyond the time of this meeting:

                                   First                    Term
                                   Elected                  to
Name                  Age          Director     Term        End

John L. Johnston      53           1991         3 yrs.      1997
Melvin Kutchin        70           1994         3 yrs.      1998
John M. Petersen      67           1970         3 yrs.      1998
Gerald A. Ryan        60           1968         3 yrs.      1997
James F. Toohey       61           1968         3 yrs.      1998


     The term of John P. Leemhuis, Sr. expires in 1996. For personal health reasons, Mr. Leemhuis has requested not to be nominated for a new term at this time.

DIRECTORS OF THE COMPANY

     Edwin R. Bindseil obtained his undergraduate degree in Chemical Engineering from the University of Detroit and an MBA from Harvard University. In 1989, Mr. Bindseil retired from AMSCO after 31 years of service, 22 years of which he served in senior executive management positions, including general management, marketing, operations, research and development, acquisitions and corporate strategic planning. Since 1990, Mr. Bindseil has been an independent businessman, consultant and entrepreneur. He also serves as a Director of a number of privately held companies.

     John P. Freeman is a graduate of Gannon University in Accounting and is a Certified Public Accountant and Certified
Management Accountant.  He joined the Company in 1988 as
Controller. Prior to that time, he was a principal in a public accounting firm. In January of 1990, he was named Vice President and Chief Financial Officer.

     John L. Johnston is a graduate of Gannon University in General Science and was elected in 1990 as President and Chief Executive Officer of the Company. Prior to joining Spectrum, Mr. Johnston held executive positions with Allen-Bradley, Murata-Erie North America and Erie Technological Products.

     Melvin Kutchin is a graduate of the University of Pennsylvania and was appointed a Director of the Company in October of 1994. He served as President of Kitchen and Kutchin, Inc., manufacturer's representative of electronic components from 1961 through January 1994 when he became Chairman of the Board. From 1980 through 1990, he was President of JBM Electronics, manufacturer of delay lines and other magnetic devices.

     John P. Leemhuis, Sr. is a graduate of Holy Cross College and the University of Pennsylvania Law School and is a practicing member and former President of the Erie County Bar Association. He is a member of the firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director of the Company since its inception. He also serves as a Director of Morris Coupling Company of Erie, Pennsylvania.

     John M. Petersen is a graduate of the University of Pittsburgh. He is the retired President and Chief Executive Officer of Erie Family Life Insurance Company, Erie Indemnity Company, Erie Insurance Company and Flagship City Insurance Company, comprising the Erie Insurance Group, and serves as a Director of each of these Companies. Mr. Petersen is a founder and has served as a Director of Spectrum since 1970.

     Gerald A. Ryan is a graduate of the Massachusetts Institute of Technology and has been a Director of the Company since its inception and Chairman since 1991. Mr. Ryan is a principal with Erie Business Management Corporation, Erie, Pennsylvania, which invests in and manages various businesses. Mr. Ryan serves as Chairman of the Board of Automated Industrial Systems, Inc. and Rent-Way, Inc. (OTC) and is Chairman and Chief Executive Officer of Skinner Engine Company; all of Erie, Pennsylvania.

     James F. Toohey is a graduate of Gannon University and Dickinson School of Law and is a practicing member of the Erie County Bar Association. He is a member of the law firm of Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc., general counsel to the Company, and has been a Director and Secretary of the Company since its organization.


COMPENSATION OF DIRECTORS

     Directors who are not full-time employees are compensated for services as Directors as authorized and approved by the full
Board of Directors. In 1995, the Directors received annual compensation, paid monthly, as follows:

     Board of Directors Annual Retainer                    $8,000
     Attendance at each Board Meeting                         500
     Attendance at each Committee Meeting                     250
     Chairman at each Committee Meeting                        50
     Secretary                                              2,100



SECURITIES OWNERSHIP

     The following table sets forth, as of December 1, 1995, the securities beneficially owned by each Director of the Company and all Officers and Directors of the Company as a group. To the knowledge of the Company, no other person is the beneficial owner of 5% or more of the Common Stock. Except as otherwise indicated, all Shareholders listed below have record and beneficial ownership of, and sole voting and dispositive power over, the securities listed.

                                             Total
                                             Beneficial     Approximate
                                             Ownership of   Percentage of
                  Shares of     Common Stock Common Stock   Common Stock
                  Common Stock  Options      Outstanding    Outstanding
Name              Owned         Owned(1)     (1)            (1)

Edwin R.
Bindseil             97,600      -              97,600        .91%

John P.
Freeman              33,730      -              33,730        .31%

John L.
Johnston            319,261      -             319,261       2.97%

Melvin
Kutchin              10,000      -              10,000        .09%

John P.
Leemhuis, Sr. (2)   103,459      -             103,459        .96%

John M.
Petersen (3)        341,935      -             341,935       3.18%

Gerald A.
Ryan                165,340      -             165,340       1.54%

James F.
Toohey (2)          340,334      -             340,334       3.16%

All Officers
and Directors
as a Group
(13 persons)      1,428,634      125,000     1,553,634      14.44%



(1) Includes only Common Stock Options exercisable within sixty days of the date of this Proxy Statement, which securities are deemed for purposes of the Securities Act of 1933 to be owned beneficially (but not of record) by their respective holders. The shares underlying these securities are deemed to be outstanding for purposes of determining the percent of class with respect to each Holder and all Directors and Officers as a group.

(2) Messrs. Toohey and Leemhuis are members of the law firm of Quinn, Buseck, Leemhuis, Toohey and Kroto, Inc. which holds 339,310 shares of Common Stock in its Profit Sharing Plan. Of this amount, 197,385 and 101,250 shares are included in the table above for Messrs. Toohey and Leemhuis, respectively. Messrs. Toohey and Leemhuis disclaim beneficial ownership as to all other shares held by such firm and do not have voting or dispositive power with respect thereto.

(3) 200,800 shares are owned by a company, of which Mr. Petersen is a Director. These shares have not been included in the shares beneficially owned by Mr. Petersen.




EXECUTIVE COMPENSATION

     The Securities and Exchange Commission ("SEC") has issued regulations regarding the disclosure of executive officer compensation. The SEC's goal is to ensure that stockholders receive information about executive compensation that is easier to understand and more relevant to proxy voting and investment decisions. The Company has prepared this proxy statement in accordance with a specifically prescribed format under the SEC regulations. The reporting format consists of the following tables which are designed and intended to simplify the disclosure of executive compensation.



     SUMMARY COMPENSATION TABLE. The following table shows the compensation paid to the President and Chief Executive Officer and each of the next two most highly compensated executive officers of the Company who served as executive officers at the end of the 1995 fiscal year, for services rendered to the Company and its subsidiaries during fiscal year 1995. The table also includes details relating to the fiscal years 1993 and 1994. In addition, inapplicable column headings have been omitted.


                                 SUMMARY COMPENSATION TABLE
                                                          LONG-TERM
                                                          COMPENSATION
                                                  OTHER   AWARDS
                                                  ANNUAL           ALL OTHER
                                                  COMPEN-          COMPEN-

NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS  SATION  OPTIONS  SATION
                                   ($)(1)  ($)(2) ($)(3)  (#)      ($)(4)


John L. Johnston             1995  194,500 -      11,101  20,000   3,850

President & Chief            1994  186,576 69,300  2,286  30,000   4,971
Executive Officer            1993  165,577 40,000 -       -        5,139



Richard A. Southworth        1995  123,500 -      -       -        3,088
Vice President, General      1994  117,924 26,036 -       20,000   3,174
Manager of Electromagnetic   1993  102,888 23,000 -       -        3,152
Division


Joseph J. Gaynor             1995  108,673 -      -       -        1,274
Vice President, General      1994  104,615 17,969 -       20,000   2,891
Manager of Spectrum          1993  100,154 23,000 -       -        3,079
Control Technology, Inc.

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.

(2) Management Incentive Plan awards paid in 1994 and 1993 attributable to 1993 and 1992, respectively, including amounts deferred pursuant to Section 401(k) of the Internal
     Revenue Code.

(3)  Amounts earned under the Company's Directors' Performance
     Incentive Plan.

(4)  Matching contributions made by the Company to the Spectrum
     Control, Inc. 401(k) Profit Sharing Plan on behalf of the named executive officers.



1995 OPTION GRANTS

The following table shows information regarding grants of stock options in fiscal year 1995 to the named executive officers.

                                                                           Potential
                                                                           Realizable Value
                                                                           at Assumed Annual
                                                                           Rates of Stock Price
                                                                           Appreciation For
                    Individual Grants                                      Option Term (3)

                          % of Total
                          Options
                          Granted to
                  Options Employees     Exercise  Expi-
                  Granted in 1995       Price     ration
Name              (#)(1)  Fiscal Yr(2)  ($/Sh)    Date     5% ($)  10% ($)
John L. Johnston  20,000  24            1.875     12/28/99 10,350  22,913


Richard A.
Southworth        -       -             -         -        -       -


Joseph J. Gaynor  -       -             -         -        -       -



(1) Such options were all granted under the Company's Non-Qualified Stock Option Plan. Options are exercisable in three equal annual installments commencing two years from the date of grant. All unexercised options expire five years from the date of grant.

(2) The Company granted options representing 84,500 shares to employees during fiscal year 1995.

(3) The dollar amounts under these columns are the result of calculations at 5% and 10% annual rates of appreciation as prescribed by the Securities and Exchange Commission. The dollar amounts are not intended to forecast possible future appreciation, if any, of the stock price. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.




     OPTION EXERCISES AND 1995 FISCAL YEAR END VALUES TABLE. The table shown below summarizes the unexercised options to acquire the Company's Common Stock granted in 1995 and prior fiscal years under the Non-Qualified Stock Option Plan and held by each of the named executive officers of the Company at November 30, 1995.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR END OPTION VALUES

                                                                            Value of Unexercised
                                            Number of Unexercised           In-the-Money Options
                   Shares        Value      Options at Fiscal Year End(#)   at Fiscal Year End ($)(2)
                   Acquired on   Realized
                   Exercise(3)   ($)(1)     Exercisable  Unexercisable      Exercisable  Unexercisable

Name
John L. Johnston   -             -          -            50,000             -            27,500

Richard A.
Southworth         -             -          80,000       20,000             190,000      -

Joseph J. Gaynor   20,000        30,000     40,000       20,000              80,000      -


(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Total value of options (market value minus exercise price) based on a per share fair market value of Company Common
     Stock of $3.25 at November 30, 1995.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above, the members of the Compensation Committee during 1995 were Messrs. Bindseil, Petersen, Ryan and Toohey. All four members are non-management or outside directors. None of the executive officers of the Company has served on the Board of Directors or Compensation Committee of any other entity of which any member of the Spectrum Board is in any way affiliated.

COMPENSATION COMMITTEE REPORT

     The Company's Compensation Committee is charged with the responsibility of recommending an executive compensation program, plans and policies to the Board of Directors.

     The Compensation Committee is committed to compensating the key executives in such a manner as to permit them to develop business strategies to capitalize on Spectrum's position in the electronic filter business and to grow in new technology markets. The Committee is dedicated to attracting and retaining the best executive talent available to achieve its aggressive strategy.

     Accordingly, in 1993 the Committee retained the services of the Wyatt Company, compensation consultants, to prepare an executive compensation study. This was completed and submitted to the Committee in September of 1993 and adopted by the Board of Directors in October of 1993. The study addressed the following matters:

BASE SALARY

     The Committee's goal was to establish base salaries which are fair, reasonable and competitive with similar industrial companies. With this in mind, the Committee reviewed and analyzed the consultant's report and determined to establish base salaries within plus or minus 20% of the estimated average compensation levels of similar companies as indicated in the report. Base salaries were then set for the executive group, all of which were below the competitive 50th percentage. The Board accepted this recommendation.

ANNUAL CASH AWARDS

     The Company's executive officers are eligible for annual cash awards under the Company's Management Incentive Plan (the "MIP"). The purpose of the Plan is to provide strong incentive for key employees to properly motivate individuals under their direction, thereby obtaining for the shareholders the best financial results possible under the prevailing circumstances. The MIP generally provides for cash awards commencing upon attainment of 90% of the Annual Operating Plan. Based upon these factors, aggregate awards of $306,000 were earned for the fiscal year 1995. In accordance with the terms of the MIP, these amounts will be paid in 1996.

LONG-TERM PERFORMANCE BASED INCENTIVE

     In recognition that an overall compensation package should include rewards for efforts which impact on the value of the company stock, the Committee has recommended and the Board has adopted a policy to award competitive amounts, not to exceed 1% of the total outstanding shares, of annual stock options to the key executives of Spectrum priced at 100% of fair market value as of the date of grant. The grant of these options shall be consistent with the adoption of the Annual Operating Plan.

     Through 1995, the Company has utilized the Non-Qualified
Stock Option Plan of 1987 to provide the annual grant of stock options. The Stock Option Plan of 1995, approved at the last
Annual Meeting will continue this prior practice.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual review of the Chief Executive Officer was completed after the Wyatt study was finalized and pursuant to the information provided by the Wyatt Company, the Compensation Committee recommended and the Board approved an annual salary effective April 1, 1993 of $180,000 which was increased to $189,000 on April 1, 1994 and $200,000 on April 1, 1995. The
Management Incentive Plan for 1995 provided for an award to Mr. Johnston not to exceed 65% of his annualized salary. This award is calculated and paid upon completion of the year end audit and is arithmetically determined based upon performance, achievement to budget, and attainment of specifically provided objectives. Based upon these factors, an award of $123,000 was earned for performance in fiscal year 1995, to be paid in 1996.

EMPLOYEE 401(k) PROFIT SHARING PLAN

     The Company maintains a Qualified Employee 401(k) Profit Sharing Plan. The Company makes annual profit sharing contributions to the Plan in an amount determined by the Board of Directors. The assets of the Plan are held in trust and invested in various mutual funds under the direction of the Plan participants. All employees with at least one year of service are automatically eligible for participation in the Plan. The annual allocation to each Employee's Profit Sharing Account is based upon the actual compensation paid to the Participant.

     A participant becomes fully vested in his Profit Sharing Account balance on the earliest of the following dates: (i) upon the completion of seven years of service; (ii) upon attaining normal retirement age of 65; (iii) upon incurring total disability; or (iv) on the date of the Participant's death. A Participant may not receive a distribution from the Employee Profit Sharing Account prior to the earliest of the following dates: (i) termination of employment with the Company; (ii) retirement or (iii) death. The Plan provides that distribution of the Participant's entire interest in the Plan must begin no later than the taxable year in which the Participant attains age seventy and one-half (70-2) or, if later, the year the Participant retires and terminates employment with the Employer.

     The Plan includes a tax deferred employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. The Company matches an employee's contribution to the savings plan at a rate determined by the Board of Directors. The Company's matching contribution to the 401(k) plan is not subject to any vesting requirements.

DIRECTORS' PERFORMANCE INCENTIVE PLAN

     The Board of Directors has adopted a Directors' Performance Incentive Plan (the "DPIP") which provides for an annual cash payment to each Director of an amount equal to the price appreciation of 5,224 common shares. Price appreciation is measured over a five-year period, ending on June 30 of the current year, and is subject in all cases of adjustments for stock splits, combinations and similar transactions. Aggregate amounts of $89,000 in 1995 and $16,000 in 1994 were paid under the DPIP. No payments were made under the DPIP during the preceding three fiscal years. In connection with the adoption of the 1996 Non-Employee Directors Stock Option Plan, the Board of Directors amended the DPIP to terminate effective July 1, 2000.


STOCK PRICE PERFORMANCE GRAPH

     The following graph shows the Company's total return to shareholders compared to the S&P 500 Index and the NASDAQ Electronic Component Stock Index over the five year period from 1991 though 1995. The graph assumes that $100 was invested on December 1, 1990, in the Company's Common Stock and in each of the other indices.

                        1990    1991    1992    1993    1994    1995










SPECTRUM                100     283     667     1150    533     867

S&P 500                 100     136     152      173    178     244

NASDAQ
Electronic
Component
Stock Index             100     127     198      305    344     467




                    APPROVAL OF ADOPTION OF
                  1996 NON-EMPLOYEE DIRECTORS
                       STOCK OPTION PLAN

     The 1996 Non-Employee Directors Stock Option Plan (the
"Plan") was adopted by the Corporation's Board of Directors on January 22, 1996, subject to approval by the Corporation's stockholders. If stockholder approval is obtained, the Plan will become effective on the date of the Annual Meeting.

     The Board of Directors recommends that the stockholders vote
"FOR" approval of adoption of the Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of adoption of the Plan.

        THE COMPLETE TEXT OF THE PLAN IS AVAILABLE UPON REQUEST TO SPECTRUM CONTROL, INC., 6000 WEST RIDGE ROAD, ERIE, PA 16506 814/835-4000. THE FOLLOWING SUMMARY OF CERTAIN MATERIAL FEATURES OF THE PLAN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

GENERAL

     The purposes of the Plan are to promote the long-term success of the Corporation by creating a long-term mutuality of interests between the non-employee directors and the stockholders of the Corporation, to provide an additional inducement for the non-employee directors to remain with the Corporation and to provide a means through which the Corporation may attract able persons to serve as directors of the Corporation. The Plan will replace the Directors' Performance Incentive Plan (the "DPIP") which will terminate effective July 1, 2000. No concurrent award will be made under the Plan and the DPIP.

     The aggregate number of shares which may be issued, and as to which stock options may be granted, under the Plan is 500,000 shares of the Corporation's Capital Stock plus an additional amount each year of one half percent (1/2%) of the Company's outstanding shares as of December 31 of the preceding calendar year, subject to proportionate adjustment in the event of stock splits and similar events. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the Plan.

     The shares of the Corporation's Capital Stock which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each.

ADMINISTRATION

     The Plan is required to be administered by a Committee appointed by the Board of Directors and consisting of not less than two members of the Board. The Board has appointed the Compensation Committee of the Board (the "Committee") as the Committee to administer the Plan.

     The Committee has the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operation of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, are subject to the determination of the Committee, which will be final and binding.

     Notwithstanding the discretion to administer the Plan granted to the Committee, the selection of the directors to whom stock options are to be granted, the timing of stock option grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option are as set forth in the Plan. The Committee has no discretion as to these matters.

     The grant of each stock option will be confirmed by a stock option agreement between the Corporation and the grantee.

STOCK OPTIONS

     On the third business day following the day of each Annual Meeting of Stockholders in the years 1996 through 2005, each person who is then a member of the Board of Directors of the Corporation and who is not then an employee of the Corporation or any of its subsidiaries will be granted a "nonstatutory stock option" to purchase 7,500 shares of the Corporation's Capital Stock. A nonstatutory stock option is a stock option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986 (the "Code"). If the number of shares remaining available for the grant of stock options under the Plan on one of such days is not sufficient for each non-employee director to be granted an option for 7,500 shares, then each non-employee director will be granted an option for a number of whole shares equal to the number of shares then remaining available under the Plan divided by the number of non-employee directors, disregarding any fraction of a share.

     The option price for each stock option will be the fair market value of the Corporation's Capital Stock on the last market trading date prior to the day of determination. Fair market value, for this purpose, will generally be the closing sales price of the Capital Stock as quoted in the National Association of Securities Dealers Automated Quotations Systems listing in The Wall Street Journal on the last market trading date prior to the day of determination.

     No stock option may be exercised during the first two (2) years of its term and then only as to one-third (a) thereof; two-thirds (b) may be exercised after three (3) years; and one hundred percent (100%) after four (4) years unless a shorter period is provided by the Plan, except in the event of the death of the optionee or unless the exercise date of the stock option has been accelerated upon the occurrence of one or more of the events described under "Acceleration of Options in Certain Events" below. No stock option may be exercised after the expiration of five years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     If an optionee's service as a director terminates for any reason other than resignation or removal for cause, any outstanding stock option will be exercisable by the optionee or, in the case of death of the optionee, by the legal representation of the grantee, at any time prior to the expiration date of the stock option or within three years after the optionee ceases to be a director, whichever is the shorter period. If a director resigns or is removed from office for cause, any outstanding stock option which is not yet exercisable will terminate and any outstanding stock option which is exercisable must be exercised prior to the expiration date of the stock option or within three months after the optionee ceases to be a director, whichever is the shorter period. Following the death of an optionee after ceasing to be a director and during a period when a stock option is exercisable after resignation from the board or removal from office for cause, the stock option shall be exercisable by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period.

        The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Corporation previously owned shares of the Corporation's Capital Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Capital Stock which have been held less than six months may be delivered in payment of the option price. The Corporation will cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person.

     No stock option granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee or the optionee's guardian or legal representative. These restrictions on transferability will not, however, apply to the extent the restrictions are not at any time required for the grant of stock options under the Plan to qualify for the exemption under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act").

     Subject to the foregoing and the other provisions of the Plan, any stock options granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the stock option agreement.

ACCELERATION OF OPTIONS IN CERTAIN EVENTS

     The Plan provides that all outstanding stock options granted under the Plan will become immediately and fully exercisable upon the occurrence of one or more events described in Section 6 of the Plan ("Section 6 Events"). A Section 6 Event is deemed to have occurred, with certain exceptions, when

          (i) the Corporation acquires actual knowledge that any person (other than the Corporation, a subsidiary or any employee benefit plan sponsored by the Corporation) has acquired beneficial ownership, directly or indirectly, of securities representing 30% or more of the voting power of the Corporation,

          (ii) a tender offer is made to acquire securities of the Corporation entitling the holders thereof to 30% or more of the voting power of the Corporation,

          (iii) a solicitation subject to Rule 14a-11 under the 1934 Act (or any successor Rule) relating to the election or removal of 50% or more of the Board or any class of the Board is made by any person other than the Corporation or less than 51% of the members of the Board are Continuing Directors (as defined below) or

          (iv) the stockholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to the transaction will not hold, directly or indirectly, immediately following the transaction a majority of the voting power of (1) in the case of a merger or consolidation, the surviving or resulting corporation, (2) in the case of a share exchange, the acquiring corporation or (3) in the case of a division or sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction.

     A "Continuing Director" means a director of the Corporation who either (i) was a director of the Corporation on the effective date of the Plan or (ii) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act (or any successor Rule)).

POSSIBLE ANTI-TAKEOVER EFFECT

     The provisions of the Plan providing for the acceleration of the exercise date of stock options upon the occurrence of a
Section 6 Event may be considered as having an anti-takeover effect.

MISCELLANEOUS

     The Board of Directors may amend or terminate the Plan at any time, provided that no such termination will terminate any outstanding stock option and provided further that no amendment of the Plan may (i) be made without stockholder approval if stockholder approval of the amendment is at the time required under Rule 16b-3 (or any successor Rule) or by the rules of any stock exchange on which the Corporation's Capital Stock may then be listed, (ii) amend more than once every six months the provisions of the Plan relating to the selection of the directors to whom stock options are to be granted, the timing of stock option grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Code or the rules and regulations thereunder or (iii) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3 (or any successor Rule). No amendment or termination of the Plan may, without the written consent of the holder of a stock option theretofore granted under the Plan, adversely affect the rights of the holder with respect to the stock option.

     Notwithstanding the preceding paragraph, the Board of Directors has the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor Rule), and any such amendment will, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan.

SECTION 16(b) UNDER 1934 ACT

     Directors of the Corporation are subject to Section 16(b) of the 1934 Act. Under Release 34-28869, Rule 16b-6 and Rule 16b-3 of the Securities and Exchange Commission presently applicable to the Plan,

          (i) the grant of a stock option to a director under the Plan is not considered a purchase of the Corporation's
     Capital Stock for Section 16(b) purposes,

          (ii) the delivery to the Corporation of shares of previously owned Capital Stock by a director in payment of the option price upon exercise of a stock option granted under the Plan is not considered a sale of the shares delivered for Section 16(b) purposes, and

          (iii) the acquisition of shares of the Corporation's Capital Stock by a director upon exercise of a stock option granted under the Plan is not considered a purchase for
     Section 16(b) purposes unless the shares acquired upon exercise are disposed of within six months of the date of grant; except that a purchase for Section 16(b) purposes is considered to be involved upon exercise of a stock option granted under the Plan if on the date of exercise the fair market value of the shares acquired is less than the option price paid for the shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of nonstatutory stock options under present law.

     A director does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option.

     Upon the exercise of a nonstatutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise.

     If the option price is paid in whole or in part in shares of the Corporation's Capital Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise.

     Directors are subject to a special Federal income tax rule upon the exercise of a nonstatutory stock option (i) if the exercise is within six months of the date of grant or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise. In these situations, unless an election provided for in Section 83(b) of the Code is made to be taxed as of the date of exercise, the amount taxable as provided above is determined instead as of the date of expiration of the period following exercise during which the sale of the shares received could subject the director to liability under Section 16(b) of the 1934 Act. The "fair market value" of shares, as used in this discussion of Federal income tax consequences, is determined without regard to the fact that the director is a person subject to Section 16(b).

     In each instance that an amount is treated as compensation received, the Corporation generally is entitled to a corresponding deduction in the same amount for compensation paid.

     The acceleration of the exercise date of a stock option or the exercise of a stock option following the occurrence of a
Section 6 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee on certain amounts associated with the stock option and
(ii) the loss of the compensation deduction which would otherwise be allowable to the Corporation.

APPOINTMENT OF THE COMPANY'S AUDITORS FOR THE FISCAL YEAR 1996

     Upon recommendation of the Audit Committee, the Board of Directors has resolved to appoint Ernst & Young LLP as the Company's auditors for the fiscal year ended November 30, 1996, subject only to ratification by the Shareholders.

     Representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement, if they desire to do so, and such representatives will be available to respond to appropriate questions. All services of the auditors were reviewed by the Audit Committee and approved by the Board of Directors prior to commencement. No relationship exits other than the usual relationship between independent public accountant and client.

GENERAL MATTERS

     The Directors know of no matter, other than those referred to in this Proxy Statement, which will be presented at the meeting. However, if other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters. Should any Nominee for the office of Director become unable to accept nomination or election, the persons named in the proxy will vote it for the election of such other person, if any, as the Board of Directors may recommend. The Board of Directors is not aware that any Nominee named herein will be unable or unwilling to accept nomination or election.

     You are advised that the deadline for submitting Shareholder proposals for consideration at the next annual meeting is December 11, 1996.

     The cost of soliciting proxies will be borne by the Company. Regular employees of the Company may solicit proxies personally or by telephone. In addition to solicitation by mail and regular employees as aforesaid, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy soliciting material to their principals, and the Company may reimburse them for their expense in so doing.

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke the proxy at any time before it is voted, and if you attend the meeting, as we hope you will, you may vote your shares in person. For your convenience, a return envelope is enclosed, requiring no additional postage if mailed in the United States.



                                      JAMES F. TOOHEY, Secretary

Dated:  March 1, 1996